                                                                   EXHIBIT 10.28

                             CPI INTERNATIONAL, INC.
                           RESTRICTED STOCK AGREEMENT
                                   (DIRECTORS)

   THIS RESTRICTED STOCK AGREEMENT (the "AGREEMENT") is made and entered into as of the date of grant set forth on Exhibit A hereto by and between CPI
  International, Inc., a Delaware corporation (the "COMPANY"), and the director
                     (the "GRANTEE") set forth on Exhibit A.

     A. Grantee is a member of the Board of Directors of the Company ("BOARD").

     B. The Board has determined that it is appropriate, desirable and in the best interests of the Company to issue shares of restricted stock to its directors.

     C. Accordingly, pursuant to the CPI International, Inc. 2006 Equity and
Performance Incentive Plan (the "PLAN"), the Company is hereby issuing to the
Grantee restricted shares of the Common Stock of the Company (the "RESTRICTED
SHARES") as set forth on Exhibit A hereto, and in all respects subject to the terms, definitions and provisions of the Plan, which is incorporated herein by reference.

     D. Unless otherwise defined herein, capitalized terms used in this
Agreement shall have the meanings set forth in the Plan.

     NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Grantee and the Company hereby agree as follows:

1. Restricted Shares.

     1.1 Issuance of Restricted Shares. In consideration of the Grantee's service as a director of the Company, the Company is hereby issuing to the
Grantee the Restricted Shares. The Restricted Shares shall be represented by a certificate or certificates issued in the name of the Grantee and endorsed with an appropriate legend referring to the restrictions hereinafter set forth.

     1.2 Restrictions on Transfer of Shares. The Restricted Shares may not be
sold, assigned, transferred, conveyed, pledged, exchanged or otherwise encumbered or disposed of (each, a "TRANSFER") by the Grantee, except to the
Company, until they have become vested as provided in Section 1.3 hereof. Any purported Transfer in violation of the provisions of this Section 1.2 shall be void AB INITIO, and the other party to any such purported transaction shall not obtain any rights to or interest in the Restricted Shares. In addition, Grantee may not Transfer Restricted Shares which have become vested unless such

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Restricted Shares are registered pursuant to the Securities Act of 1933 (the
"SECURITIES ACT") or under Rule 144 promulgated under the Securities Act or unless the Company and its counsel agree with Grantee that such Transfer is not required to be registered under the Securities Act.

     1.3 Vesting; Forfeiture of Shares. Subject to the provisions of the Plan and the other provisions of this Agreement, the Restricted Shares shall vest and become exercisable in accordance with the schedule set forth on Exhibit A.
Notwithstanding the foregoing, in the event of termination of Grantee's status as a director for any reason, the Restricted Shares shall immediately cease vesting; provided, however, if such termination occurs as a result of either death or Disability, the vesting of the Restricted Shares shall be partially accelerated as set forth on Exhibit A hereto. Any Restricted Shares which are not vested on the date of termination shall be forfeited by the Grantee and the certificate(s) representing the non-vested portion of the Restricted Shares so forfeited shall be canceled.

     1.4 Tax Withholding Obligations. If the Company shall be required to withhold any federal, state, local or foreign tax in connection with any issuance or vesting of Restricted Shares or other securities pursuant to this
Agreement, and the amounts available to the Company for such withholding are insufficient, the Grantee shall pay the tax or make provisions that are satisfactory to the Company for the payment thereof. Provided the approval of the Committee is obtained, the Grantee may elect to satisfy all or any part of any such withholding obligation by surrendering to the Company a portion of the
Restricted Shares that become vested hereunder, and the Restricted Shares so surrendered by the Grantee shall be credited against any such withholding obligation based on the then First Market Value per share of such Restricted
Shares on the date of such surrender.

2. Dividend, Voting and Other Rights. Except as otherwise provided in this
Agreement, from and after the Date of Grant, the Grantee shall have all of the rights of a stockholder with respect to the Restricted Shares, including the right to vote the Restricted Shares and receive any dividends that may be paid thereto, provided, however, that any additional Common Stock or other securities that the Grantee may become entitled to receive pursuant to a stock dividend, stock split, recapitalization, combination of shares, merger, consolidation, separation or reorganization or any other change in the capital structure of the
Company shall be subject to the same risk of forfeiture and restrictions on transfer as the forfeitable Restricted Shares in respect of which they are issued or transferred and shall become Restricted Shares for the purposes of this Agreement.

3. Retention of Stock Certificate(s) by the Company. The certificate(s)
representing the Restricted Shares shall be held in custody by the Company, together with a stock power which shall be endorsed in blank by the Grantee and delivered to the Company within 10 days of the date hereof, until such shares have become vested in accordance with Section 1.2.

4. Investment Representation. Grantee hereby represents and warrants to the
Company that: (i) the Grantee has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the
Restricted Shares and has had full access to such other information concerning the Company as it has requested; (ii) Grantee is an "accredited investor" within the meaning of Rule 501 Regulation D promulgated under the

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Securities Act; (iii) Grantee understands that the Restricted Shares may constitute "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act and the certificates representing such Restricted
Shares may bear a legend stating, and Grantee hereby agrees, that such securities may not be transferred without the consent of the issuer or its legal counsel as to compliance with the Securities Act; and (iv) Grantee does not intend to sell such securities in a public distribution in violation of any applicable foreign, federal or state securities laws.

5. General.

     5.1 Governing Law. This Agreement shall be governed by and construed under the laws of the state of Delaware applicable to agreements made and to be performed entirely in Delaware, without regard to the conflicts of law provisions of Delaware or any other jurisdiction.

     5.2 Notices. Any notice required or permitted under this Agreement shall be given in writing by overnight courier or by postage prepaid, United States registered or certified mail, return receipt requested, to the address set forth below or to such other address for a party as that party may designate by 10 days advance written notice to the other parties. Notice shall be effective upon the earlier of receipt or 3 days after the date on which such notice is deposited in the mails or with the overnight courier.

     If to the Company:   CPI International, Inc.
                          811 Hansen Way
                          Palo Alto, California 94303-1110
                          Attention: Chief Financial Officer

     If to Grantee, at the address set forth on Exhibit A.

     5.3 Community Property. Without prejudice to the actual rights of the spouses as between each other, for all purposes of this Agreement, the Grantee shall be treated as agent and attorney-in-fact for that interest held or claimed by his or her spouse with respect to the Restricted Shares and the parties hereto shall act in all matters as if the Grantee was the sole owner of the
Restricted Shares. This appointment is coupled with an interest and is irrevocable.

     5.4 Modifications. This Agreement may be amended, altered or modified only by a writing signed by each of the parties hereto.

     5.5 Additional Documents. Each party agrees to execute any and all further documents and writings, and to perform such other actions, which may be or become reasonably necessary or expedient to be made effective and carry out this
Agreement.

     5.6 No Third-Party Benefits. Except as otherwise expressly provided in this
Agreement, none of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third-party beneficiary.

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     5.7 Successors and Assigns. Except as provided herein to the contrary, this
Agreement shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns.

     5.8 No Assignment. Except as otherwise provided in this Agreement, the
Grantee may not assign any of his, her or its rights under this Agreement without the prior written consent of the Company, which consent may be withheld in its sole discretion. The Company shall be permitted to assign its rights or obligations under this Agreement, but no such assignment shall release the
Company of any obligations pursuant to this Agreement.

     5.9 Severability. The validity, legality or enforceability of the remainder of this Agreement shall not be affected even if one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect.

     5.10 Equitable Relief. The Grantee acknowledges that, in the event of a threatened or actual breach of any of the provisions of this Agreement, damages alone will be an inadequate remedy, and such breach will cause the Company great, immediate and irreparable injury and damage. Accordingly, the Grantee agrees that the Company shall be entitled to injunctive and other equitable relief, and that such relief shall be in addition to, and not in lieu of, any remedies it may have at law or under this Agreement.

     5.11 Headings. The section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, extend or interpret the scope of this Agreement or of any particular section.

     5.12 Number and Gender. Throughout this Agreement, as the context may require, (a) the masculine gender includes the feminine and the neuter gender includes the masculine and the feminine; (b) the singular tense and number includes the plural, and the plural tense and number includes the singular; (c)
the past tense includes the present, and the present tense includes the past;
(d) references to parties, sections, paragraphs and exhibits mean the parties, sections, paragraphs and exhibits of and to this Agreement; and (e) periods of days, weeks or months mean calendar days, weeks or months.

     5.13 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     5.14 Complete Agreement. This Agreement and the Plan constitute the parties' entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof.

                                        CPI INTERNATIONAL, INC.

                                        By:
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                                        Its:
                                             -----------------------------------

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                                        GRANTEE

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                                        Name:

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                                    EXHIBIT A
                        DETAILS OF RESTRICTED STOCK GRANT

Grantee Name:                       ____________________________________________
Date of Grant:                      ____________________________________________
Number of Shares of Common Stock:   ____________________________________________

VESTING SCHEDULE: Subject to the restrictions and limitations of the Agreement and the Plan, the Restricted Shares shall vest and become exercisable as follows:

[ALTERNATIVE 1 - FOR 1 YEAR GRANTS]

All of the Restricted Shares will vest on the day before the first annual stockholders meeting occurring after the Date of Grant. If, prior to such date,
Grantee's status as a director terminates as result of death or Disability, then all of the Restricted Shares shall become vested upon the date of termination.

[ALTERNATIVE 2 - FOR 3 YEAR GRANTS]

1/3 of the Restricted Shares will vest on the day before the first annual stockholders meeting occurring after the Date of Grant.

1/3 of the Restricted Shares will vest on the day before the second annual stockholders meeting occurring after the Date of Grant.

1/3 of the Restricted Shares will vest on the day before the third annual stockholders meeting occurring after the Date of Grant.

If Grantee's status as a Director terminates as result of death or Disability and the date of termination does not occur on a vesting date, then for purposes of determining the extent to which the Restricted Shares have vested, Grantee's status as a Director shall be deemed to have terminated on the next occurring vesting date. For example, if Grantee's status as a director terminates as result of death or Disability one month before the second annual meeting after the date of grant, 66 2/3% of the Restricted Shares shall be deemed to be vested as of the date of termination (and no further vesting shall occur).

Grantee Address: ________________________________

                                 SPOUSAL CONSENT

     By his or her signature below, the spouse of the Grantee agrees to be bound by all of the terms and conditions of the foregoing Agreement (including those relating to the appointment of the Grantee as agent for any interest that Spouse may have in the Restricted Shares).

                                        GRANTEE'S SPOUSE

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                                        Signature

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                                        Print Name